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                                                                    Exhibit 23.3
                         CONSENT OF INDEPENDENT AUDITORS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 16, 1999, (except with respect to June 30, 1999 matters discussed in
Note 2, Page F-8, as to which the date is April 18, 2000) with respect to the Consolidated Financial Statements of the Company as of June 30, 1999 included in Internet Law Library's Annual Report on Form 10-K, and to all reference to our Firm included in this Registration Statement.


/s/ Harper & Pearson Company P.C.


Houston, Texas
March 30,2001